EXHIBIT 99.1

Concurrent Reports Fiscal Year 2013 Third Quarter Financial Results

ATLANTA — April 30, 2013 — Concurrent (NASDAQ: CCUR), a global leader in video, media data intelligence and real-time Linux® solutions, today announced financial results for the third quarter of its fiscal 2013 ended March 31, 2013.

Revenue for the third quarter of fiscal 2013 was $16.9 million compared with $16.3 million for the same period in fiscal 2012, and $16.6 million in the preceding quarter.

Gross margin for the third quarter of fiscal 2013 was 59.1% compared with 61.5% for the same period in fiscal 2012, and 57.5% in the preceding quarter, primarily reflecting the mix of customers.  Operating expenses were $8.8 million, compared with $9.3 million for the same period in fiscal 2012, and $8.7 million in the preceding quarter.

The company reported net income of $937 thousand, or $0.11 per diluted share, in the third quarter of fiscal 2013, compared with net income of $337 thousand, or $0.04 per diluted share, in the same period in fiscal 2012, and net income of $673 thousand, or $0.08 per diluted share, in the preceding quarter.

“We are pleased to report continued improvement in our business performance coupled with positive market acceptance of our latest generation video, media data and high performance real time solutions. All in all, it was another solid quarter for Concurrent,” said Dan Mondor, the company’s president and CEO. “We continue to focus our efforts on addressing the fundamental market drivers in our served markets and on winning new customers, better serving existing customers, and expanding our deployment footprint worldwide.”

The company paid four quarterly dividends of $0.06 each and a $0.50 special dividend in the first nine months of the fiscal year.  At March 31, 2013, Concurrent had cash and cash equivalents of $22.4 million. The company has no debt.

Recent Company Highlights

•
Concurrent’s MediaHawk VX™ Unified Content Delivery Solution was selected by Virgin Media in support of their multi-screen Virgin TV Anywhere service.  Virgin Media is the largest quad-play provider of broadband Internet, television, mobile and fixed line telephony services in the United Kingdom

•	A top 5 North American cable operator launched Concurrent's content delivery solution nationwide to dramatically expand its video-on-demand content library

•	Independent analyst firm Current Analysis once again named Concurrent the leader for on demand video servers

•	Concurrent’s Real-Time business delivered visual servers to KCEI in Korea for the K-Series Tank Platoon Simulation program and iHawk systems to a major contactor for a U.S. Army program

Conference Call Information

Concurrent will hold a conference call to review its third quarter of fiscal 2013 financial results today, Tuesday, April 30th, at 4:30 p.m. ET.  The call will be broadcast live at www.ccur.com, under the “Investors” section.  The call can be accessed live by dialing 1-877-209-9920 (U.S.) 612-332-0802 (international) and entering pass code 130430.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

To view Financial Results visit our investor relations page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in video, media data intelligence and real-time Linux® solutions.  Concurrent provides customers with transformative solutions to fuel their business beyond what was thought possible. Concurrent’s unified video delivery and media data intelligence solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, online media companies and satellite TV broadcasters to deliver revenue generating video services to consumers on any device, over any network. The world’s leading telecommunication and online media companies have selected Concurrent to provide the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy award-winning video solutions are based upon a rich heritage of high-performance real-time technology.  Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

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Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: United States government sequestration; European austerity measures; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; our ability to satisfy the financial covenants in the Revolver; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 28, 2012 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Forms 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Revenues:
Product	$10,714	$9,996	$29,777	$26,814
Service	6,213	6,295	18,743	18,775
Total revenues	16,927	16,291	48,520	45,589
Cost of sales:
Product	4,591	3,329	12,439	10,668
Service	2,336	2,950	7,726	8,630
Total cost of sales	6,927	6,279	20,165	19,298
Gross margin	10,000	10,012	28,355	26,291
Operating expenses:
Sales and marketing	3,527	3,993	10,808	12,591
Research and development	2,878	3,446	8,673	10,372
General and administrative	2,362	1,841	6,352	5,561
Total operating expenses	8,767	9,280	25,833	28,524
Operating income (loss)	1,233	732	2,522	(2,233)
Other expense, net	(229)	(264)	(407)	(431)
Income (loss) before income taxes	1,004	468	2,115	(2,664)
Income tax provision	67	131	180	432
Net income (loss)	$937	$337	$1,935	$(3,096)

Basic net income (loss) per share	$0.11	$0.04	$0.22	$(0.36)
Diluted net income (loss) per share	$0.11	$0.04	$0.22	$(0.36)
Basic weighted average shares outstanding	8,754	8,644	8,726	8,584
Diluted weighted average shares outstanding	8,894	8,751	8,873	8,584
Cash dividends declared per common share	$0.06	$-	$0.74	$-

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	March 31,	December 31,
	2013	2012
Revenues:
Product	$10,714	$10,099
Service	6,213	6,490
Total revenues	16,927	16,589
Cost of sales:
Product	4,591	4,295
Service	2,336	2,751
Total cost of sales	6,927	7,046
Gross margin	10,000	9,543
Operating expenses:
Sales and marketing	3,527	3,643
Research and development	2,878	2,948
General and administrative	2,362	2,076
Total operating expenses	8,767	8,667
Operating income	1,233	876
Other expense, net	(229)	(197)
Income before income taxes	1,004	679
Provision for income taxes	67	6
Net income	$937	$673

Basic net income per share	$0.11	$0.08
Diluted net income per share	$0.11	$0.08
Basic weighted average shares outstanding	8,754	8,741
Diluted weighted average shares outstanding	8,894	8,851
Cash dividends declared per common share	$0.06	$0.56

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended			Nine Months Ended March 31,
	March 31,	December 31,	March 31,
	2013	2012	2012	2013	2012

Net income (loss)	$937	$673	$337	$1,935	$(3,096)

Other comprehensive income (loss):
Foreign currency translation adjustment	(24)	(172)	(22)	(242)	207
Pension and post-retirement benefits, net of tax	2	2	-	6	2
Other comprehensive income (loss)	(22)	(170)	(22)	(236)	209
Comprehensive income (loss)	$915	$503	$315	$1,699	$(2,887)

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31,	December 31,	June 30,
	2013	2012	2012
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$22,370	$24,591	$29,613
Trade accounts receivable, net	16,862	10,129	8,739
Inventories	2,949	2,460	3,683
Prepaid expenses and other current assets	1,559	1,672	2,129
Total current assets	43,740	38,852	44,164

Property, plant and equipment, net	3,114	3,318	3,966
Intangible assets, net	994	1,218	1,667
Other long-term assets	845	935	1,076
Total assets	$48,693	$44,323	$50,873

LIABILITIES
Accounts payable and accrued expenses	$7,376	$6,209	$5,931
Dividend payable	74	76	-
Deferred revenue	10,575	7,849	8,850
Total current liabilities	18,025	14,134	14,781

Non-current deferred revenue	1,607	1,605	2,788
Non-current dividend payable	259	254	-
Revolving bank line of credit, non-current	-	-	-
Other non-current liabilities	4,215	4,354	4,198
Total liabilities	24,106	20,347	21,767

STOCKHOLDERS' EQUITY
Common stock	88	88	87
Additional paid-in capital	208,422	208,198	207,830
Accumulated deficit	(184,291)	(184,700)	(179,415)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	623	645	859
Total stockholders' equity	24,587	23,976	29,106
Total liabilities and stockholders' equity	$48,693	$44,323	$50,873